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                                                                      EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Financial Statements" and to the incorporation by reference of our report dated December 19, 1996 in the Registration Statement (Form N-1A) and related Prospectus of the Aon Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-43133) and in this Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6422).

                                                        /s/ Ernst & Young LLP

                                                            ERNST & YOUNG LLP

Chicago, Illinois
February 25, 1997